Exhibit 15.1

May 2, 2006

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners

We are aware that our report dated May 2, 2006 on our review of interim financial information of MasterCard Incorporated for the three month periods ended March 31, 2006 and 2005 is included in its Amendment No. 5 to Registration Statement on Form S-1 dated May 2, 2006.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP